Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of August 15, 2006)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico

Rig 11	Bethlehem JU 200 MC	200	GOM	Peregrine/ ADTI	Mid-Sept	64-66	Next to Energy XXI @ $64-$66K through mid December.
Rig 15	Baker Marine Big Foot III	85	GOM	Bois D’Arc	May-07	89-91	Mutually agreed dayrates adjusted quarterly. Next adjustment in mid-November.
Rig 20	Bethlehem JU 100 MC	100	GOM	Energy XXI	Jan-07	114-116	Contract commenced 8/8/06.
Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Mar-07	79-81
Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Mar-07	79-81
Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Scope of project recently expanded to increase maximum water depth capability to 250’, quarters capacity to 100 from 80, as well as improvements to variable deck load and maximum drilling depth. Consequently, the estimated upgrade cost is now between $35-$40MM. Expected to enter service late Q1 2007. Bidding internationally.
Rig 30	Bethlehem JU 250 MS	250	GOM	Walter	Mid-Oct	66-68	Next to Helis through mid-April 2007 @$84-86K. Helis also has four four-well options at mutually agreed dayrates.

International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70
Rig 31	Bethlehem JU 250 MS	250	Asia	Cairn/ Shipyard	May-07	NA	Scheduled to depart shipyard 9/7 - 9/15 for 7 day transit to India. Contract for seven firm wells (est. 35 days per well), first well expected to commence in late September at $110,000. Subsequent six wells at $140,000. Then five one well options at $140,000.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	July 2006				Comments
		Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)
Gulf of Mexico

260	1	1	$34,052	31	100%
230	3	3	26,688	84	90%	1 vessel in drydock part of July
190-215	6	6	21,055	128	78%	1 vessel in drydock in July, newbuild available 10 days in July
170	2	2	16,505	62	100%
140-150	6	6	10,501	102	55%	Four vessels in drydock in July and August, two of these in drydock for only part of month
120-130	14	14	8,603	378	87%	One vessel in drydock in July and one in for leg repair in July and August
105	15	13	7,009	268	67%	Three vessels in drydock in July and one being refurbished. One to three vessels hot-stacked during July/August in order to crew the larger vessels acquired June 1st. Three in drydock in August.

Sub-total/Average	47	45	12,552	1,053	77%

Nigeria

130-170	4	4	10,249	113	91%	All four vessels (one 130’, two 145’, and one 170’) under contract with Chevron through August 2006. Two vessels in drydock in August. Negotiating extension.

Total/Average	51	49	12,329	1,166	78%

(1)	Actively marketed liftboats excludes two cold-stacked 105 class liftboats that are undergoing refurbishment (expected completion in September 2006).
(2)	Includes reimbursables. For comparative purposes, revenue per day per liftboat for Q3’05 for the vessels owned at that time was as follows: 230’ - $12,125, 190-215’ - $10,168, 140-150’ - $6,591, 120-130’ - $4,698, 105’ - $3,378.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.